UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CUISINE SOLUTIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1A.	Title of each class of securities to which transaction applies:

	2A.	Aggregate number of securities to which transaction applies:

	3A.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4A.	Proposed maximum aggregate value of transaction:

	5A.	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	6A.	Amount Previously Paid:

	7A.	Form, Schedule or Registration Statement No.:

	8A.	Filing Party:

	9A.	Date Filed:

CUISINE SOLUTIONS, INC.
85 SOUTH BRAGG STREET
SUITE 600
ALEXANDRIA, VIRIGINIA 22312
(703) 270-2900

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On October 25, 2007

Dear Stockholders,

You are cordially invited to attend the Annual Meeting of Stockholders of Cuisine Solutions, Inc., a Delaware  corporation (the “Company”). The meeting will be held on Thursday, October 25, 2007 at 10:00AM. local time at the offices of Cooley Godward Kronish, LLP at the location of One Freedom Square, Reston Town Center, 11951 Freedom Drive, Reston, VA  20190-5656 for the following purposes:

1.                 To elect eight directors to serve for the ensuing year and until their successors are elected and qualified.

2.                 To consider and vote upon a proposal to adopt the Cuisine Solutions, Inc. 2007 Equity Incentive Plan.

3A.       To consider and vote upon a proposal to amend the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of the Company’s capital stock from 20,000,000 to 40,000,000 shares.

3B.        To consider and vote upon a proposal to amend the Company’s Restated Certificate of Incorporation to authorize the issuance of two classes of stock to be designated, respectively, common stock and preferred stock of which 38,000,000 shall be designated common stock and 2,000,000 shall be designated blank-check preferred stock.

3C.        To consider and vote upon a proposal to amend the Company’s Restated Certificate of Incorporation to restate the Company’s business purpose.

4.                 To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is October 3, 2007. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Jean-Louis Vilgrain
Chairman of the Board

Alexandria, Virginia

October 9, 2007

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

CUISINE SOLUTIONS, INC.
85 SOUTH BRAGG STREET
SUITE 600
ALEXANDRIA, VIRIGINIA 22312

PROXY STATEMENT
FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

October 25, 2007

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of Cuisine Solutions, Inc. (sometimes referred to as the “Company” or “Cuisine Solutions”) is soliciting your proxy to vote at the 2007 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

The Company intends to mail this proxy statement and accompanying proxy card on or about October 9, 2007 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on October 3, 2007 will be entitled to vote at the annual meeting. On this record date, there were 16,690,091 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on October 3, 2007 your shares were registered directly in your name with Cuisine Solutions’ transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on October 3, 2007 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are five matters scheduled for a vote:

•       Election of eight directors;

•       Approval of the adoption of the Cuisine Solutions, Inc. 2007 Equity Incentive Plan;

•       Approval of proposed amendment to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of capital stock from 20,000,000 to 40,000,000 shares;

•       Approval of proposed amendment to the Company’s Restated Certificate of Incorporation to authorize the issuance of two classes of stock to be designated, respectively, common stock and preferred stock, of which 38,000,000 shall be designated common stock and 2,000,000 shall be designated blank-check preferred stock; and

•       Approval of proposed amendment to the Company’s Restated Certificate of Incorporation to restate the Company’s business purpose.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or, vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•       To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•       To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Cuisine Solutions. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of October 3, 2007.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all eight nominees for director, “For” approval of the adoption of the Cuisine Solutions, Inc. 2007 Equity Incentive Plan, “For” approval to amend the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of the Company’s capital stock from 20,000,000 to 40,000,000 shares, “For” approval to amend the Company’s Restated Certificate of Incorporation to authorize the issuance of two classes of stock to be designated, respectively, common stock and preferred stock, of which 38,000,000 shall be designated common stock and 2,000,000 shall be designated blank-check preferred stock and “For” approval to amend the Company’s Restated Certificate of Incorporation to restate the Company’s business purpose. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts.  Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•       You may submit another properly completed proxy card with a later date.

•       You may send a timely written notice that you are revoking your proxy to Cuisine Solutions’ Secretary at 85 South Bragg Street, Suite 600, Alexandria, Virginia 22312.

•       You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by June 9, 2008 to Ronald R. Zilkowski, Cuisine Solutions, Inc., 85 South Bragg Street, Suite 600, Alexandria, Virginia 22312.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect with regard to Proposal Nos. 1 and 2 and will have the same effect as an “Against” vote with regard to Proposal Nos. 3A, 3B and 3C and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the American Stock Exchange (“AMEX”), “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of shareholders, such as mergers or shareholder proposals.

How many votes are needed to approve each proposal?

•       For the election of directors, the eight nominees receiving the most “For” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•       To be approved, Proposal No. 2, to approve the adoption of the Cuisine Solutions, Inc. 2007 Equity Incentive Plan must receive “For” votes from the holders of a majority of shares either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•       To be approved, Proposal No. 3A, which would amend the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of capital stock from 20,000,000 to 40,000,000 shares must receive “For” votes from the holders of a majority of the outstanding shares either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as an “Against” vote.

•       To be approved, Proposal No. 3B, which would amend the Company’s Restated Certificate of Incorporation to authorize the issuance of two classes of stock to be designated, respectively, common stock and preferred stock, of which 38,000,000 shall be designated common stock and 2,000,000 shall be designated blank-check preferred stock, must receive “For” votes from the holders of a majority of shares either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as an “Against” vote.

•       To be approved, Proposal No. 3C, which would amend the Company’s Restated Certificate of Incorporation to restate the Company’s business purpose must receive “For” votes from the holders of a majority of the outstanding shares either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as an “Against” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. On the record date, there were 16,690,091 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2008.

PROPOSAL 1

ELECTION OF DIRECTORS

Cuisine Solutions’ Board of Directors consists of eight directors. There are eight nominees for director this year. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. It is the Company’s policy to require nominees for directors to attend the Annual Meeting. All of the directors attended the 2006 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The eight nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by Cuisine Solutions. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees

The following is a brief biography of each nominee for director.

Name	Age	Principal Occupation/ Position Held With the Company	Director Since
Mr. Jean-Louis Vilgrain	73	Chairman and President of the JLV Group/Non-Executive Chairman of the Company	1974
Mr. Stanislas Vilgrain	48	Chief Executive Officer and President of the Company	1991
Mr. Charles C. McGettigan	62	Managing Director, McGettigan, Wick & Co., Inc.	1997
Mr. Sebastien Vilgrain	35	Vice President, Paris-based SETUCAF/SOMDIAA	2001
Mr. Robert van Roijen	68	President, Tox Financial Company	2001
Mr. Hugues Prince	50	President, Les Fromentiers de France	2004
Mr. John D. Firestone	63	Partner, Secor Group	2005
Mr. Robert N. Herman	60	Principal, The Herman Group, LLC	2005

Mr. Jean-Louis Vilgrain has been Chairman of the Company since September 1977 and has served as a director since November 1974. In addition, Mr. J.L. Vilgrain served as Chief Executive Officer of the Company from September 1977 until October 1993. Mr. Jean-Louis Vilgrain is President of Conetrage and Sediac, two companies involved in food related business ranging from production to retail food establishments. He is also Chief Executive Officer of Food Research Corporation (“FRC”), the majority stockholder of the Company, and a holding company for certain African and Pacific Rim companies as well as Chief Executive Officer of Food Investors Corporation, an affiliate. Mr. Jean-Louis Vilgrain was President from 1978 to 1989 of Grands Moulins de Paris, an international milling and food processing company incorporated in France.

Mr. Stanislas Vilgrain was appointed Chief Executive Officer in October 1993 and resumed the position of President in May 2007. He previously served as President and Chief Operating Officer of the Company from June 1991 to October 1993 and as a director since 1991. He served as President of the Vie de France Culinary Division from July 1987 to June 1991. Previously, he was employed by Vie de France Corporation as Director of Staff Operations from August 1986 through June 1987. He was Manager of the Vie de France Corporation’s San Francisco bakery from January 1986 through August 1986, after having served as Assistant Manager of the Denver bakery from July 1984 through December 1985. Prior to joining

Vie de France Corporation, he was Assistant to the Director of Research & Development for the Bakery Division of Grands Moulins de Paris from June 1983 to July 1984, and was Regional Manager of Operations and Sales from July 1982 through May 1983 for O.F.U.P., a publication distributor in Paris, France. Mr. Stanislas Vilgrain is the son of Mr. Jean-Louis Vilgrain and the brother of Mr. Sebastien Vilgrain.

Mr. Charles C. McGettigan is a co-founder and managing director of McGettigan, Wick & Co., Inc., an investment banking firm formed in 1988, and a co-founder and general partner of Proactive Investment Managers, L.P., the general partner of Proactive Partners, L.P., a merchant banking fund formed in 1991. Prior to co-founding McGettigan, Wick & Co., Inc., he was a Principal, Corporate Finance, of Hambrecht & Quist and a Senior Vice President of Dillon, Read & Co. Mr. McGettigan is also Chairman of the Board and director of Modtech Holdings, Inc. and Chairman of Onsite Energy. He has served as a member of the Board since 1997.

Mr. Sebastien Vilgrain currently serves as Vice President of Flour Milling and Trading at the Paris-based SOMDIAA, a holding company that trades in agricultural raw materials. Prior to joining SOMDIAA in 1999, Mr. Vilgrain operated in the French-speaking African marketplace, working on the development and implementation of the commercial network for the Eurafrique Industry, a procurement platform for the agro-industry. A native of France, he studied business marketing in England and the United States from 1989 to 1993. He has served as a member of the Board since 2001.

Mr. Robert van Roijen is the President of Tox Financial Company, a money management firm in Winter Park Florida. Mr. van Roijen is also founding partner of Patience Partners, a hedge fund specializing in small capitalization stocks. Mr. van Roijen is a graduate of Harvard College, and after three years of military service as an officer, he joined IBM. From 1977 to 1987, he was President and Chairman of the Board of Control Laser Corporation, a manufacturer of industrial lasers. He founded Tox Financial Company in 1988, and he is currently a director of Quixote Corporation, and Security Storage Company of Washington, D.C. He has served as a member of the Board since 2001.

Mr. Hugues Prince has been the President of Les Fromentiers de France, an integrated bakery and pastry manufacturing company majority owned by Conetrage with manufacturing plants and more than 300 bakery retail outlets, since August 2004. Mr. Prince was the Managing Director of DeliFrance Asia from its inception in 1981 until it was sold in 1994. DeliFrance Asia was owned by an affiliate and majority shareholder of the Company. DeliFrance Asia had more than 180 retail outlets, bakeries, and restaurants in seven Asian countries. From 1999 through 2004, Mr. Prince served as a consultant to various affiliated companies. Mr. Prince has served as a member of the Board since March 2004.

Mr. John D. Firestone has been a partner of Secor Group since 1978, and he serves on the Boards of Allied Capital Corporation and Security Storage Company of Washington, D.C. Mr. Firestone also serves and has served on the boards and committees of civic organizations such as the Washington National Cathedral, Washington Ballet, Corcoran Gallery of Art, National Theater, and National Rehabilitation Hospital. He has served as a member of the Board since April 2005.

Mr. Robert N. Herman has served as the principal of the consulting firm The Herman Group, LLC since 1999. Prior to this, Mr. Herman was Executive Vice President, Chief Operating Officer, and General Counsel of Shoppers Food Warehouse Corporation. He also spent twelve years prior to that practicing law. He has served as a member of the Board since April 2005.

The Board Of Directors Recommends
A Vote In Favor Of Each Named Nominee.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

The Company has elected to take advantage of the “controlled company” exception under AMEX rules for independence requirements applicable to the independence of the full Board of Directors, the Compensation Committee and the Nominating Committee. Accordingly, the Company does not have a majority of “independent directors” as that term is defined under applicable AMEX listing rules. There are currently four independent Board members and four non-independent Board members. The determination that the Company is eligible to elect controlled company status is a result of the Vilgrain family’s ownership, through Food Research Corporation (“FRC”), of greater than 50% of the Company’s common stock.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met four times during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member thereof.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has two committees: an Audit Committee and a Compensation Committee. The following table provides membership and meeting information for fiscal 2007 for each of the Board committees:

Name	Audit		Compensation
Mr. Jean-Louis Vilgrain			X	*
Mr. Stanislas Vilgrain
Mr. Charles C. McGettigan	X		X	**
Mr. Sebastien Vilgrain
Mr. Robert van Roijen	X	**	X
Mr. Hugues Prince
Mr. John D. Firestone			X
Mr. Robert N. Herman	X
Total meetings in fiscal year 2007	4		3

*                    Observer on the committee

**             Committee Chairman

The Audit Committee consists of three independent directors, Mr. van Roijen, Mr. McGettigan and Mr. Herman. The Audit Committee’s functions include making recommendations to the Company regarding the selection of independent accountants, conferring with the independent accountants and reviewing the scope and fees of the prospective annual audit and the results of their work. The Audit Committee reviews the Company’s financial statements and the adequacy of the accounting, financial controls and procedures. The Board annually reviews the AMEX listing standards applicable to audit committees and has determined that each of Mr. van Roijen, Mr. McGettigan and Mr. Herman satisfy the applicable financial sophistication and independence requirements applicable to audit committee members under Section 121(A) of the AMEX listing standards. The Board has also determined that each of Mr. van Roijen, Mr. McGettigan and Mr. Herman meet the definition of “audit committee financial expert” as defined in Securities and Exchange Commission (“SEC”) rules. The Audit Committee operates pursuant to a formal written charter. The committee held four meetings during fiscal year 2007.

The Compensation Committee consists of three independent directors, Mr. McGettigan, Mr. van Roijen and Mr. Firestone. Mr. Jean-Louis Vilgrain, who is a non-independent director, is an observer on the committee. The Compensation Committee’s function is to review and approve all compensation packages totaling over $120,000, generally to grant options to eligible employees and to administer the Company’s 1992 Stock Option Plan (the “1992 Plan”) and 1999 Stock Option Plan (the “1999 Plan”). The committee held three meetings during the 2007 fiscal year.

The Board does not currently have a Nominating Committee. As noted above, by virtue of the Company’s status as a “controlled company” under AMEX listing rules, the Company is not subject to the requirement to maintain an independent nominating committee. The Board believes that it is not necessary for the Company to have an independent nominating committee because a majority of the Company’s common stock is controlled by the Vilgrain family, and the individuals for whom the Vilgrain family votes its shares for director will be elected. Therefore, the Chairman was given the authority to nominate the slate of directors for the 2007 fiscal year. The Chairman has nominated the current slate of directors to again serve on the Board.

Although there are no formal procedures for the stockholders to nominate persons to serve on the Board, the Board will consider recommendations from stockholders, which should be addressed to Ronald Zilkowski, Chief

Financial Officer, Corporate Secretary and Treasurer of the Company, at the Company’s address. In order to be considered, recommendations must include the proposed nominee’s full name, last five years business experience, complete biographical information, description of individual’s qualifications as a director and a representation that the proposing stockholder is a beneficial or record holder of the Company’s common stock. Also, any submission must be accompanied by the proposed nominee’s consent to serve if nominated and elected. In order to be considered for nomination for director at the 2008 Annual Meeting of Stockholders, recommendations must be received at the Company’s address by June 9, 2008. Recommendations received after that date will be considered for the 2009 Annual Meeting of Stockholders.

The Company has adopted procedures through which stockholders may communicate directly with the Board. These procedures can be found within the investor relations section of the Company’s website at www.cuisinesolutions.com.

Report of the Audit Committee of the Board of Directors(1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2007 with management of the Company. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T and has discussed with the independent accountants the independent accountant’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007 for filing with the SEC.

Robert van Roijen, Chairman
Charles C. McGettigan
Robert N. Herman

Audit Committee Members

(1)          The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the “1933 Act”) or the Securities Exchange Act of 1934, as amended (the ”1934 Act”), whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Compensation Committee

The Compensation Committee is composed of three directors: Mr. McGettigan, Mr. van Roijen, and Mr. Firestone. All members of the Company’s Compensation Committee are independent. The Compensation Committee met three times during the fiscal year 2007.

The Compensation Committee of the Board of Directors acts on behalf of the Board to review, adopt, and oversee the Company’s compensation strategy, policies, plans and programs, including:

•       establishment of corporate and individual performance objectives relevant to the compensation of the Company’s executive officers and evaluation of performance in light of these stated objectives;

•       approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company’s Chief Executive Officer;

•       review and approval of all salaries in excess of $120,000; and

•       administration of the Company’s equity compensation plans, profit-sharing plans, and other similar plans and programs.

Commencing this year, the Compensation Committee also began to review with management the Company’s Compensation Discussion and Analysis and to consider whether to recommend that it be included in proxy statements and other filings.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets three times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the designated Chairman of the Compensation Committee, in consultation with CEO. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

Historically, the Compensation Committee has made most significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the second quarter of the year. Generally, the Compensation Committee’s process is comprised of two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and recommendations of the Compensation Committee’s compensation consultant, if any, including analyses of executive and director compensation paid at other companies identified by a consultant.

Compensation Committee Interlocks and Insider Participation

As noted above, the members of the Compensation Committee are Mr. McGettigan, Mr. van Roijen, and Mr. Firestone. Mr. Jean-Louis Vilgrain is an observer and is not entitled to vote on matters considered by the Compensation Committee. For additional information concerning relationships between the Company and Mr. Vilgrain’s affiliated entities, see “Certain Transactions.”

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. This information is available on the Company’s website at www.cuisinesolutions.com.

CODE OF ETHICS

The Company has adopted a Code of Ethics that applies to the Company’s principal executive officer, principal financial and accounting officer and certain other personnel of the Company. The Company intends to use its website for posting any waivers of, or amendments to, the Code of Ethics.

PROPOSAL 2

APPROVAL OF 2007 EQUITY INCENTIVE PLAN

Stockholders are requested in this Proposal 2 to approve the Cuisine Solutions, Inc. 2007 Equity Incentive Plan (the “2007 Plan”). The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 2007 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 2.

For a complete statement of the terms and provisions of the 2007 Plan, please refer to the full text of the plan, appearing as Exhibit A to this Proxy Statement. The essential features of the 2007 Plan are outlined below:

Purpose; Term.   Our Board of Directors adopted the 2007 Plan on August 3, 2007 and the 2007 Plan became effective at that time subject to stockholder approval. The 2007 Plan provides for the granting to employees, officers and directors of, as well as consultants and advisors to, the Company, its parents and subsidiaries of stock options (non-statutory and incentive), restricted stock awards, stock appreciation rights (“SARs”), restricted stock units (“RSUs”) and other performance stock awards. The stated purpose of the 2007 Plan is to secure for the Company and its stockholders the benefits arising from capital stock ownership by eligible participants who are expected to contribute to the Company’s future growth and success. Unless sooner terminated in accordance with its terms, the 2007 Plan will terminate upon the close of business on August 2, 2017. To date, the Company has not granted any awards under the 2007 Plan.

Administration.   The 2007 Plan is administered by the Board, which may, as permitted by and consistent with applicable law, delegate any or all of its powers under the plan to a committee it appoints. Our Board has delegated its authority to administer the 2007 Plan to our Compensation Committee. Subject to the terms of the 2007 Plan, the Board (or such committee) has the authority to determine the individuals to whom, and the time or times at which, awards are made, the size of each award, and the other terms and conditions of each award (which need not be identical across participants). The Board also has the authority, subject to the express provisions of the 2007 Plan, to construe the respective agreements under the plan, proscribe, amend and rescind rules and regulations relating to the plan, accelerate or extend the dates options may be exercised or accelerate the vesting of other stock awards, and make all other determinations which are in the Board’s judgment necessary or desirable for the administration of the plan. The Board’s construction and interpretation of the terms and provisions of the plan are final and conclusive.

Initial Stock Subject to 2007 Plan.   Subject to certain adjustment provisions, the number of shares of Common Stock which are initially set aside and reserved for issuance under the 2007 Plan is 1,600,000 shares. The 2007 Plan will provide for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year, commencing on June 29, 2008, equal to the lesser of (a) 1% of the total number of shares of our common stock outstanding on the last day of the immediately preceding calendar year, or (b) a number of shares determined by our Board of Directors, but not in excess of 250,000 shares per year.

Reversion of Shares.   There are certain circumstances under which shares of Common Stock that are already subject to an outstanding award under the 2007 Plan may revert to the Plan and may become available for reissuance. Specifically, if a stock award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full (i.e., in the case of a stock option, SAR or RSU), or if any shares of Common Stock issued to a participant pursuant to an award are forfeited back to or are repurchased by the Company (i.e., in the case of restricted stock), then the shares not acquired shall revert to and again become available for issuance under the 2007 Plan. A forfeiture or repurchase of stock may occur, for example, as a result of a participant’s failure to satisfy a contingency or condition that is required for the vesting of such shares. Restricted stock that has been issued, and which is then forfeited or repurchased by the Company, shall only be reissued in the form of awards other than incentive stock options.

Effect on Share Reserve of Use of Shares to Cover Tax Withholding.   The Board has discretion under the 2007 Plan to allow a recipient of a stock option to use shares of Common Stock to satisfy the tax withholding requirement that may arise upon exercise of such option. The shares may be shares previously owned by the participant, or may be the shares acquired from the exercise of the option. Any shares of Common Stock that are not delivered to a participant because those shares are used to satisfy the payment of taxes will revert to the share reserve under the 2007 Plan (and shall again become available for issuance in the future).

Effect on Share Reserve of a “Net Exercise” or Cashless Exercise of Stock Options.   Payment of the exercise price of a stock option may be made in cash or check payable to the Company. The Board may provide in the applicable stock option agreement under the 2007 Plan that a participant may use shares of already-owned Common Stock to satisfy payment of the exercise price, or any other means approved by the Board (including a “net exercise” in which the Company withholds a number of shares that would otherwise be issued to a participant upon the exercise of the option that have a fair market value equal to the option exercise price). Any shares of Common Stock that are not delivered to a participant because those shares are used to satisfy the payment of the exercise price will revert to the share reserve under the 2007 Plan (and shall again become available for issuance in the future).

Maximum number of Shares Issued through Incentive Stock Options.   The maximum aggregate number of shares that may be issued under the 2007 Plan through the grant of incentive stock options is 1,600,000.

Eligible Participants.   Subject to certain limitations, awards under the 2007 Plan of non-statutory options (“NSOs”), restricted stock awards, restricted stock units and SARs may be granted to any employee, officer, director, consultant or advisor to the Company and its parents and subsidiaries. Only employees of the Company and its parents and subsidiaries may be granted incentive stock options (“ISOs”) under the 2007 Plan. As of September 1, 2007 the Company had approximately 354 employees,

11 of whom are also current executive officers and/or directors. As of September 1, 2007, there were 7 members of the Board who were not employees of the Company.

Plan Amendments and Termination.   The Board may at any time, and from time to time, modify or amend the 2007 Plan in any respect, provided that no such modification or amendment may adversely affect the rights of a participant under an existing stock award that has been previously granted. Additionally, if at any time the approval of the stockholders of the Company is required under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision with respect to ISOs, or under Rule 16b-3 under the 1934 Act (if then applicable) or other applicable rules and regulations, the Board may not effect such modification or amendment without such approval.

The Board may at any time suspend or terminate the Plan, provided that any such suspension or termination shall not adversely affect the rights of a participant under any Stock Award previously granted while the Plan is in effect except with the consent of the participant. If the 2007 Plan has not been terminated earlier, the Plan shall terminate upon the close of business on August 2, 2017.

STOCK OPTIONS

The following is a description of the permissible terms of stock options under the 2007 Plan. Individual option grants may be more restrictive as to all or any of the permissible terms described below.

Option Duration.   The term of each ISO shall be ten (10) years from the date of grant or such shorter term as the Board determines, except that in the case of an ISO that is awarded to an employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, the term of the ISO must be five (5) years or such shorter period as the Board determines.  The term of each NSO is as determined by the Board.  The term of any option granted under the 2007 Plan, and all other materials terms and conditions of such option, will be evidenced by an option agreement between the Company and the participant.

Exercise Price.   The exercise price for any stock option granted under the 2007 Plan shall be as determined by the Board, and may not be less than 100% of the “Fair Market Value” of the Common Stock on the date of grant, except that, in the case of an ISO that is granted to an employee who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parents or subsidiaries, the exercise price may not be less than 110% of the Fair Market Value on the date of grant.

Fair Market Value.   If the Common Stock is listed on any established stock exchange, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or the exchange or market with the greatest volume of trading in the Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.  If the day of determination is not a market trading day, then the trading day prior to the day of determination shall be used.  In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

Exercise of Option and Payment for Stock.   Stock options are exercisable at such time or times and subject to such conditions as set forth in the agreement evidencing such option, subject to the provisions of the 2007 Plan.

Under the current form of stock option agreement approved by the Board for use under the 2007 Plan (which is subject to change), options vest and become exercisable in accordance with the following schedule: twenty five percent vest immediately upon grant and the balance vest in three equal annual installments. The Board has authority to accelerate the time at which an option may vest or be exercised. The consideration to be paid for shares to be issued upon exercise of an option may be made by (a) delivery of cash or a check to the Company; or (b) to the extent permitted by the applicable option agreement, by (i) delivery to the Company of shares of Common Stock already owned by the participant having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares being purchased, (ii) a broker-assisted, same-day sale program, or (iii) a “net exercise” program; or (c) by any other means approved by the Board.

Effect of Participant’s Termination of Employment or other Service, Death or Disability.   The Board has the power to determine the period of time during which a participant (or, if applicable, the estate or representative) may exercise a stock option under the 2007 Plan following the termination of the participant’s employment or other relationship with the Company, including upon the death or disability (within the meaning of Section 22(e)(3) of the Code) of the participant. Such periods must be set forth in the agreement evidencing the option. The current form of option agreement under the 2007 Plan provides in general that a participant shall have three (3) months to exercise the vested portion of their stock option following termination of service with the Company, after which time the option shall expire and is no longer exercisable. The unvested portion of the stock option cannot be exercised and is forfeited on the date of termination. However, under the form of option agreement, if a participant’s employment, or other service, on behalf of the Company or an affiliate is terminated because of his or her death (which occurs while the participant is either actively providing such services or within three (3) months after the participant’s termination for a reason other than cause), then the exercise period is extended to eighteen (18) months after the date of death. If the participant is terminated because of a disability, the exercise period is extended to twelve (12) months after the date of termination. In no event, however, may a stock option be exercised after the expiration date of the option.  In the case of a termination for “Cause” under the form of stock option agreement (and as defined under the 2007 Plan), the option cannot be exercised and is forfeited both as to the vested and unvested shares subject to the option. The Board in its discretion may in the future change the form of option agreement to provide a shorter or longer exercise period upon termination of service than the periods described above.

For an option to retain its status as an ISO, the participant must have been in the continuous employment of the Company or an affiliate since the date of grant of the ISO, and the ISO must be exercised within three (3) months after the date the participant ceases to be an employee of the Company or an affiliate. An option shall be considered an NSO if these requirements are not met.

Transferability.   Options are not assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, under the 2007 Plan except by will or the laws of descent and distribution, and, during the life of the participant, shall be exercisable only by the participant. NSOs may, however, be transferred pursuant to a qualified domestic relations order (as defined in Rule 16b-3) or as otherwise expressly permitted in the agreement evidencing such NSO.

Repricing.   The 2007 Plan affirmatively gives the Board authority, in the event of a decline in the value of the Company’s Common Stock, to replace outstanding higher priced options with new lower priced options, and gives the Board authority to reprice any out-of-the-money options.

RESTRICTED STOCK AWARDS, RESTRICTED STOCK UNITS, SARS AND OTHER AWARDS

Generally.   As a condition to the grant of a restricted stock award, restricted stock unit or SAR, each participant must execute an agreement evidencing such award not inconsistent with the 2007 Plan. The terms and conditions of each such agreement may change from time to time and agreements need not be identical, with certain exceptions noted below.

Restricted Stock Awards.   The Board will determine the purchase price per share at the time of grant of a restricted stock award, which may not be less than par value of the Common Stock. A restricted stock award may be awarded as a stock bonus with no cash purchase price to be paid by a participant, to the extent permitted under applicable law. At the time of the grant, the Board will also determine the permitted consideration for the payment of the purchase price, which may be: (a) cash at the time of purchase; (b) services rendered or to be rendered to the Company; or (c) in any other form of legal consideration that may be acceptable to the Board, subject to applicable law (including Delaware corporate law). Shares of Common Stock acquired under a restricted stock award may be subject to a share repurchase option in favor of the Company or an affiliate in accordance with a vesting schedule vesting as determined by the Board.

Transferability.   Rights to purchase or receive shares of Common Stock granted under a restricted stock award are transferable by the participant only upon such terms and conditions as are set forth in the restricted stock award agreement, as the Board shall determine in its discretion, and so long as Common Stock awarded then remains subject to the terms of the restricted stock award agreement. Transferability of other awards will be as determined by the Board.

Restricted Stock Units.   A restricted stock unit (RSU) is a promise by the Company to issue shares of Common Stock equivalent to the number of units covered by the award at or after vesting of the Common Stock underlying the units. The Board will determine the consideration, if any, to be paid by the participant upon delivery of each share of Common Stock subject to an award of a restricted stock unit which, to the extent required by applicable law, may not be less than par value. A participant may settle a restricted stock unit by delivery of shares of Common Stock, their cash equivalent or any combination of the two. At the time of grant, the Board may also determine any restrictions or conditions to the vesting of the shares subject to the award or any other restrictions or conditions that delay delivery of such shares. Dividend equivalents may be credited in respect of RSUs as the Board determines. If the participant’s service with the Company terminates for any reason, unvested restricted stock units will be forfeited unless the applicable award agreement provides otherwise.

Stock Appreciation Rights.   Stock appreciation rights are granted pursuant to stock appreciation rights agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which may not be less than 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to the product of (a) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (b) the number of shares of common stock with respect to which the stock appreciation right is exercised. A stock appreciation right granted under the 2007 Plan vests at the rate specified in the stock appreciation rights agreement as determined by the plan administrator. The plan administrator determines the term of stock appreciation rights granted under the 2007 Plan. If a participant’s service relationship with us, or any of our affiliates, ceases other than for cause, then the participant, or the participant’s beneficiary, may exercise any vested stock appreciation right for three months (or such longer or shorter period specified in the stock appreciation rights agreement) after the date such service relationship ends. In no event, however, may a stock appreciation right be exercised beyond the expiration of its term. Except as otherwise provided for in the stock appreciation rights agreement, if a participant’s service relationship with us, or any of our affiliates, ceases for cause (as defined under the 2007 Plan), the stock appreciation right will terminate upon the participant’s termination date.

Performance Stock Awards.   Performance stock awards are either restricted stock awards or restricted stock unit awards that may be granted or may vest based solely upon the attainment of certain performance goals during a designated performance period. The length of any performance period, the performance goals to be achieved, and the measure of whether and to what degree such performance goals have been attained, are conclusively determined by the plan administrator in its sole discretion. The maximum benefit to be received by a participant in any calendar year attributable to performance stock awards may not exceed 200,000 shares of common stock.

Other Equity Awards.   The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the award, the purchase price, if any, the timing of exercise and vesting and any repurchase rights associated with such awards.

FEDERAL INCOME TAX INFORMATION

Incentive Stock Options.   Incentive stock options under the 2007 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

There generally are no federal income tax consequences to the participant or to us by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, we will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Non-statutory Stock Options and Restricted Stock Awards.   Non-statutory stock options and restricted stock awards under the 2007 Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or to us by reason of the grant of a non-statutory stock option. Upon acquisition of stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-

term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the 1934 Act.

Stock Appreciation Rights.   No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, we are required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, we will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

Restricted Stock Units.   No taxable income is realized upon the receipt of a restricted stock unit award, which represents a contractual obligation on our part to issue stock to the participant on a date certain in the future if the participant has been continuously employed or providing services to us. Upon issuance, the stock may or may not be subject to a risk of forfeiture. At the time the stock is issued (or, if later, at the time the stock is no longer subject to a risk of forfeiture or is transferable), the participant realizes ordinary taxable income equal to the value of the stock at that time. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of reporting obligations, we will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

Potential Limitation on Company Deductions.   Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

Awards to purchase restricted stock will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting of the award that the performance goal has been satisfied and (iv) prior to the granting of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount—or formula used to calculate the amount—payable upon attainment of the performance goal).

CORPORATE CHANGES

Adjustment Provisions.   Transactions not involving receipt of consideration by the Company, such as certain mergers, consolidations, reorganizations, stock dividends, or stock splits, may change the type, class and number of shares of Common Stock subject to the 2007 Plan and outstanding awards. In that event, the 2007 Plan will be appropriately adjusted as to the type, class and the maximum number of shares of Common Stock subject to the 2007 Plan, and outstanding awards will be adjusted as to the type, class, number of shares and price per share of Common Stock subject to such awards.

Change in Control.   In the event of certain specified organizational changes, including but not limited to (a) a consolidation, merger, combination or reorganization of the Company, (b) the sale, lease or other disposition of all or substantially all of the assets, or a dissolution or liquidation, of the Company, or (c) a transaction or series of related transactions, and in each case where persons who were not shareholders of the Company immediately prior to acquiring Company capital stock as part of such transaction become the owners of capital stock of the Company that represents more than fifty percent (50%) of the combined voting power of the Company’s outstanding capital stock, then the Board of the Company, or the board of any corporation assuming the Company’s obligations, may take any one or more actions as to outstanding awards, or as to a portion of any outstanding award under the 2007 Plan, including:

•       providing that such awards will continue in existence with appropriate adjustments or modifications, if applicable,

•       providing that such awards will be assumed, or equivalent awards substituted, by the acquiring or succeeding corporation (or an affiliate thereof),

•       upon written notice to the participants, providing that all unexercised options, or other awards to the extent they are unexercised or unvested, will terminate immediately prior to the consummation of such transaction unless exercised within a specified period,

•       in the event of a consolidation, merger, combination, reorganization or similar transaction under the terms of which holders of the Common Stock of the Company will receive a cash payment per share surrendered in the transaction, making or providing for an equivalent cash payment in exchange for the termination of such awards, or

•       providing that all or any outstanding awards shall become vested and exercisable in full or part (or any reacquisition or repurchase rights held by the Company shall immediately lapse in full or part) at or immediately prior to such event.

STOCK OPTION PLANS

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of the June 30, 2007:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,254,500	$1.13	285,597
Equity compensation plans not approved by security holders	0	0	0
Total	2,254,500	0	285,597

PROPOSALS TO APPROVE THE
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
(PROPOSALS 3A, 3B and 3C)

Proposed Amendments

We are currently governed by a Restated Certificate of Incorporation that was filed with the Secretary of State of Delaware on October 20, 1977, which was subsequently amended on April 27, 1981, December 30, 1983, February 25, 1988 and November 4, 1997.

On August 3, 2007 our Board approved the amendment and restatement of the Restated Certificate of Incorporation, as amended, in its entirety, and recommended that a Second Amended and Restated Certificate of Incorporation (the “Second Restated Certificate “) be submitted to our stockholders for approval. A copy of the Second Restated Certificate is attached as Exhibit B to this Proxy Statement.

The proposed Second Restated Certificate, if approved, would make the following principal changes:

•       increase our authorized capital stock;

•       classify our preferred stock as “blank-check preferred stock;” and

•       restate our business purpose.

If the Second Restated Certificate is approved by our stockholders, it will become effective upon filing of the Second Restated Certificate with the Delaware Secretary of State. However, the Board retains discretion under Delaware law not to implement the proposed amendments.

PROPOSAL 3A

APPROVAL OF PROPOSED AMENDMENT TO THE COMPANY’S RESTATED
CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF
SHARES OF CAPITAL STOCK FROM 20,000,000 TO 40,000,000 SHARES

Description of Amendment

According to Article FOURTH of our current Restated Certificate of Incorporation, as amended, it authorizes 20,000,000 shares of our common stock, par value $0.01 per share and 175,000 shares of our class B common stock, par value $0.01 per share.

The proposed amendment to Article FOURTH of our Restated Certificate of Incorporation, as amended, as contained in the Restated Certificate will increase the number of authorized shares of all classes of our stock from 20,175,000 to 40,000,000 shares, consisting of (i) 38,000,000 shares of common stock, par value $0.01 per share and (ii) 2,000,000 shares of preferred stock, par value $0.01 per share.

Purpose of Amendment and Possible Effects

As of September 24, 2007, there were 16,690,091 shares of common stock outstanding and an additional 2,187,600 shares reserved for issuance upon exercise of options granted or which may be granted under the 1992 and 1997 Plans. Based on the foregoing number of outstanding and reserved shares of common stock, we had, as of September 24, 2007, approximately 880,409 authorized but unissued, and otherwise unreserved, shares of common stock and 175,000 authorized but unissued, and otherwise unreserved, shares of class B common stock remaining available.

The additional common stock to be authorized by adoption of the Second Restated Certificate would have rights identical to the currently outstanding common stock of the Company. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock of the Company, except for effects incidental to increasing the number of shares of the Company’s common stock outstanding, such as dilution of the earnings per share, book value per share and voting rights of current holders of common stock.

If the Second Restated Certificate is approved, an additional 18,000,000 shares of common stock and 2,000,000 shares of preferred stock will be available for issuance from time to time as may be deemed advisable or required for various purposes. Although, at present, the Board of Directors has no other plans to issue the additional shares of common stock, it desires to have the shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, expanding the Company’s business or product lines through the acquisition of other businesses or products, and other purposes. Having such additional authorized shares available for issuance in the future would give us greater flexibility and would enable us to issue shares of common stock, preferred stock or other securities exercisable, exchangeable or convertible into common stock or preferred stock, without the expense and delay of a stockholders’ meeting, except as may be required by applicable law or regulations. Our Board will determine the terms of any issuance of the additional shares of common and preferred stock.

The additional shares of common stock that would become available for issuance if the proposal were adopted could also be used by Cuisine Solutions to oppose a hostile takeover attempt or to delay or prevent changes in control or management of Cuisine Solutions. For example, without further stockholder approval, the Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of shares not approved by the Board of Directors, give certain holders the right to acquire additional shares of common stock at a low price, or the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at Cuisine Solutions), nevertheless, stockholders should be aware that approval of the proposal could facilitate future efforts by Cuisine Solutions to deter or prevent changes in control of Cuisine Solutions, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Cuisine Solutions’ audited consolidated financial statements, management’s discussion and analysis of financial condition and results of operations, and certain supplementary financial information are incorporated by reference to pages F-1 through F-18 of Cuisine Solutions’ 2007 annual report to stockholders.

The affirmative vote of the holders of a majority of the outstanding shares of common will be required to approve this amendment to the Company’s Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 3A.

PROPOSAL 3B

APPROVAL OF PROPOSED AMENDMENT TO THE COMPANY’S RESTATED
CERTIFICATE OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF TWO CLASSES OF STOCK TO BE DESIGNATED, RESPECTIVELY, COMMON STOCK AND PREFERRED STOCK,
OF WHICH 38,000,000 SHALL BE DESIGNATED COMMON STOCK
AND 2,000,000 SHALL BE DESIGNATED BLANK-CHECK PREFERRED STOCK

Description of Amendment

Our Restated Certificate of Incorporation, as amended, does not authorize us to issue shares of preferred stock in series with such rights (including voting, dividends and conversion), preferences and designations as it deems necessary or advisable without any action by our stockholders.

The proposed amendment to Article FOURTH would permit the Board or a committee of the Board to issue shares of preferred stock of any series and to declare and pay dividends thereon and, in connection with the creation of each such series, to fix by resolution the number of such shares, the designations, powers, preferences, and rights (including voting rights), and the qualifications, limitations, and restrictions, of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware. This is commonly referred to as “blank-check preferred stock.”

Purpose of Amendment and Possible Effects

The Board believes that amending and restating its Restated Certificate of Incorporation to authorize the issuance of preferred stock will provide us with increased flexibility in raising future capital. The creation of blank-check preferred stock would permit the Board to negotiate with potential investors regarding the rights and preferences of a series of equity securities. In addition, the Board would not be required to seek stockholder approval for the creation of a series of preferred stock and, therefore, would be able to proceed expeditiously with a future plan of financing involving preferred stock. The Board believes that increased flexibility in capital raising is in the best interests of the Company and its stockholders. Although the Board is recommending that stockholders vote for the proposed Second Restated Certificate in part to increase flexibility for future financings, we currently have no plan in place to utilize preferred stock in connection with any future financings.

We believe that for us to successfully execute our business strategy, we may need to raise investment capital at some point in the future and it may be preferable or necessary to issue preferred stock to investors. Preferred stock usually grants the holders certain preferential rights in voting, dividends, liquidation and/or other rights in preference over the common stock. Accordingly, in order to grant us the flexibility to issue our equity securities in the manner best suited for the Company, or as may be required by the capital markets, the Second Restated Certificate would create 2,000,000 authorized shares of blank-check preferred stock for us to issue.

Subject to the limitations prescribed by law, the Board of Directors would be expressly authorized, at its discretion, to determine the number of series into which shares of preferred stock may be divided, to determine the designations, powers, preferences and voting and other rights, and the qualifications, limitations and restrictions granted to or imposed upon the preferred stock or any series thereof or any holders thereof, to determine and alter the designations, powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of preferred stock or the holders thereof, to fix the number of shares of that series and to increase or decrease, within the limits stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series (but not below the number of such shares then outstanding), the number of shares of any such series subsequent to the issuance of shares of that series.

The availability of undesignated preferred stock may have certain negative effects on the rights of the holders of our common stock. The actual effect of the issuance of any shares of blank-check preferred stock upon the rights of holders of common stock cannot be stated until the Board determines the specific rights of the holders of such blank-check preferred stock. The proposed amendment will permit the Board, without future stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights, which are superior to and could adversely affect the voting power or other rights of the holders of our common stock. Specifically, we will be in a position to issue securities which would grant to the holders thereof, preferences or priorities over the holders of common stock with respect to, among other things, liquidation, dividends and voting. This could result in holders of common stock receiving less in the event of a liquidation, dissolution or other winding up of our company, reduce the amount of funds, if any, available for dividends on common stock, and dilute the voting power of the holders of common stock.

In addition, preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company. For example, the Board could designate and issue a series of preferred stock in an amount that sufficiently increases the number of outstanding shares to overcome a vote by the holders of our common stock or with rights and preferences that include special voting rights to veto a change in control. The effect of such provisions could delay or frustrate a merger, tender offer or proxy contest, the removal of incumbent directors, or the assumption of control by stockholders, even if such proposed actions would be beneficial to our stockholders. This could include discouraging bids even if such bid represents a premium over our then existing trading price and thereby prevent stockholders from receiving the maximum value for their shares.

The affirmative vote of the holders of a majority of the outstanding shares of common will be required to approve this amendment to the Company’s Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 3B.

PROPOSAL 3C

APPROVAL OF PROPOSED AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE
OF INCORPORATION TO RESTATE THE COMPANY’S BUSINESS PURPOSE.

Description and Purpose of Amendment

Our Restated Certificate of Incorporation, as amended, states two business purposes:

(1)   to prepare and compound recipes and formulas for, manufacture, prepare for market, buy, sell, import, export, distribute, and otherwise deal in and with, at wholesale and/or retail, biscuits, crackers, bread, cakes, wafers, pastries, pastes, flour, confectioneries, and any and all food and other products, whether of the character aforesaid or otherwise.

(2)   to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

The proposed Second Restated Certificate would eliminate the first paragraph above, which recites a business purpose that the Company is no longer engaged in.  The Company ceased bakery operations in 1991 when it sold its Bakery Division and the Restaurant Division to Vie de France Bakery Yamazaki, Inc. The purpose of the amendment is to accurately reflect the desired business purpose of the Company.

The affirmative vote of the holders of a majority of the outstanding shares of common will be required to approve this amendment to the Company’s Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 3C.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended June 24, 2006 and June 30, 2007, by BDO Seidman, LLP (“BDO”), the Company’s principal accountant.

	Fiscal Year Ended
	June 24, 2006	June 30, 2007
Audit fees	$217,000	$261,000
Audit-related fees	21,500	18,000
Tax fees	20,000	33,000
Total fees	$258,500	$312,000

All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

Services Provided by BDO

All services rendered by BDO are permissible under applicable laws and regulations, and are pre-approved by the Audit Committee. Pursuant to SEC rules, the fees paid to BDO for services are disclosed in the table above under the categories listed below:

(1)         Audit fees—These are fees for professional services performed by BDO for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)         Audit-related fees—These are fees for assurance and related services performed by BDO that are reasonably related to the performance of the audit or review of the Company’s financial statements.

(3)         Tax fees—These are fees for professional services performed by BDO with respect to tax compliance, tax advice and tax planning. This includes preparation of original and amended tax returns for the Company.

These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in our independent auditors’ core work. The Audit Committee has determined that the rendering of the services other than audit services by BDO is compatible with maintaining the principal accountant’s independence.

Guidelines of the Audit Committee for Pre-Approval of Independent Auditor Services

The Committee has adopted the following guidelines regarding the engagement of the Company’s independent auditor to perform services for the Company:

For audit services (including statutory audit engagements as required under local country laws), the independent auditor will provide the Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the fiscal year. The engagement letter does include the proposed audit services fee. If agreed to by the Committee, this engagement letter will be formally accepted by the Committee.

For non-audit services, Company management will submit to the Committee for approval a list of non-audit services that it recommends the Committee engage the independent auditor to provide for the fiscal year. Company management and the independent auditor will each confirm to the Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year will be provided. The Committee will approve both the list of permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

The independent auditor must ensure that all audit and non-audit services provided to the Company have been approved by the Committee. The Chief Financial Officer or principal financial and accounting officer will be responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Audit Committee.

EXECUTIVE OFFICERS

In addition to Stanislas Vilgrain, for whom biographical information is included under “Election of Directors,” the following persons are executive officers of the Company:

Name	Age	Offices held with the Company
Gerard J. Bertholon	47	Vice President of Sales
L. Felipe Hasselmann	38	Chief Operating Officer
Ronald R. Zilkowski	50	Chief Financial Officer, Treasurer and Corporate Secretary

Mr. Bertholon joined Cuisine Solutions in August 1989 as Director of Research & Development then VP of International Sales in 1997 and VP of Marketing in December 2000. He has over 27 years of experience and recognition in the international foodservice industry. Prior to joining the Company, Mr. Bertholon was an Executive Chef for 9 years in the U.S. Mr. Bertholon’s current title is Vice President of Sales.

Mr. Hasselmann was appointed Chief Operating Officer in August 2005. Mr. Hasselmann was made Chief of Staff of Cuisine Solutions in January 2004. Mr. Hasselmann joined Cuisine Solutions in 2000 as an International Development Director in charge of the Brazilian implementation and business development. Prior to his work at Cuisine Solutions, Mr. Hasselmann was the National Director of Business Development in Brazil of L’Oreal Paris, and he was also responsible for the L’Oreal Latin America Sales Committee Area from 1995 to 2000. From 1992 to 1995, Mr. Hasselmann served as Regional Division Manager of Frito Lay, and he was a Regional Sales Manager of Coca Cola from 1989 to 1992.

Mr. Zilkowski was named Chief Financial Officer in March 2007. Mr. Zilkowski was recently at Intermagnetics General Corp. prior to its acquisition by Royal Phillips. Prior to that, he was Senior Vice President of Finance and Controller at Chindex International for twelve years. He also spent six of his over 25 years of corporate financial experience with the International Group of Bristol-Myers Squibb. Mr. Zilkowski is a CPA and holds an MBA from Rutgers University.

Voting Securities and Principal Holders Thereof

The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of September 24, 2007 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock. Except as otherwise noted, the address of the individuals below is c/o Cuisine Solutions, Inc., 85 South Bragg Street, Suite 600, Alexandria, Virginia 22312.

Name of Beneficial Owner	Number of Shares(1)		Percent Of Total
Compensated Persons and Directors:
Jean-Louis Vilgrain	9,605,686	(2)	57.6%
Sebastien Vilgrain	9,598,588	(2)	57.5%
Stanislas Vilgrain	10,069,488	(2)	60.3%
Hugues Prince	50,000	(2)	*
Charles C. McGettigan	179,700	(3)	1.1%
Gerard Bertholon	475,347	(4)	2.9%
Robert van Roijen	150,800	(5)	*
Felipe Hasselmann	110,000	(6)	*
Robert N. Herman	3,000		*
John D. Firestone	5,000		*
Ronald R. Zilkowski	10,000	(7)	*
Thomas L. Gregg	198,603	(8)	1.2%
Y. Tristan Kuo	0		*
All executive officers and directors as a group (11 persons)	11,210,433	(9)	67.2%
Other Stockholders:
Food Research Corporation 85 South Bragg Street, Suite 600 Alexandria, Virginia 22312	9,520,588		57.0%
Gruber and McBaine Capital Management, LLC 50 Osgood Place, Penthouse San Francisco, California 94133	1,216,527	(10)	7.3%

                 * Less than one percent.

       (1) This table is based upon information supplied by officers, directors and principal stockholders and a Schedule 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 16,690,091 shares outstanding on September 24, 2007, adjusted as required by rules promulgated by the SEC.

       (2) Jean-Louis Vilgrain, Chairman of the Company, is Chief Executive Officer of FRC, which is a controlled subsidiary of Sediac, S.A. (“Sediac”). Jean-Louis Vilgrain is also President and a director of Sediac. The equity ownership of Sediac is held in equal amounts by the five children of Jean-Louis Vilgrain, including Stanislas Vilgrain, an officer and director of the Company, and Sebastien Vilgrain, a director of the Company. As a result of his directorship in Sediac and his position as Chief Executive Officer and director of FRC, Jean-Louis Vilgrain may be deemed to be the beneficial owner of the 9,520,588 shares of Common Stock held directly by FRC. In addition, as a result of their ownership of a 20% equity interest in Sediac, respectively, Stanislas and Sebastien Vilgrain each may be deemed to be the beneficial owner of these 9,520,588 shares of Common Stock held by FRC. Jean-Louis Vilgrain, Stanislas Vilgrain and Sebastien Vilgrain each also have an ownership interest in Food Investors Corporation (“FIC”) and as a result may be deemed to be the beneficial owner of the 3,000 shares of Common Stock held by FIC. The beneficial ownership of Jean-Louis Vilgrain also includes 50,000 shares issuable pursuant to options exercisable within sixty days of September 24, 2007, and 32,098 shares individually owned. The beneficial ownership of Sebastien Vilgrain also includes 75,000 shares issuable pursuant to options exercisable within sixty days of September 24, 2007. The beneficial ownership of Stanislas Vilgrain also includes an aggregate of 312,500 shares issuable pursuant to options exercisable within sixty days of September 24, 2007, and 233,400 shares individually owned. Mr. Hugues Prince is employed by Les Fromentiers de France, a company controlled by FRC and an affiliate of Conetrage. Mr. Prince individually owns 50,000 shares of Common Stock.

       (3) Includes 150,000 shares issuable pursuant to options exercisable within sixty days of September 24, 2007.

       (4) Includes 367,747 shares issuable pursuant to options exercisable within sixty days of September 24, 2007.

       (5) Includes 105,000 shares issuable pursuant to options exercisable within sixty days of September 24, 2007.

       (6) Includes 110,000 shares issuable pursuant to options exercisable within sixty days of September 24, 2007.

       (7) Includes 10,000 shares issuable pursuant to options exercisable within sixty days of September 24, 2007.

       (8) Includes 198,603 shares issuable pursuant to options exercisable within sixty days of September 24, 2007.

       (9) Includes shares described in the notes above, as applicable. Includes 1,180,247 shares issuable pursuant to options exercisable within sixty days of September 24, 2007, which certain executive officers, directors and nominees of the Company have the right to acquire.

(10) This information has been obtained from a Schedule 13G filed by Gruber and McBaine Capital Management, LLC (“GMCM”) with the SEC on January 25, 2007. According to the Schedule 13G, Jon D. Gruber and J. Patterson McBaine are the managing members, and Eric B. Swergold is a member of, GMCM, an investment advisor. GMCM, together with Messrs. Gruber, McBaine and Swergold, control the voting and investment activities of the shares held by GMCM. According to the Schedule 13G, GMCM had shared voting and investment power over 979,607 shares; Mr. Gruber had sole voting and investment power over 236,920 shares and shared voting and investment power over 979,607 shares; Mr. McBaine had sole voting and investment power over 144,300 shares and shared voting and investment power over 979,607 shares; and Mr. Swergold had shared voting and investment power over 979,607 shares.

Section 16 Compliance

Section 16(a) of the 1934 Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons that no filings were required for those persons, the Company believes that during the last fiscal year all required filings were timely made as required by Section 16(a) except as follows: Mr. Stanislas Vilgrain filed one Form 4 late covering twelve transactions. Mr. Zilkowski was unable, due to travel requirements, to complete one filing reporting one transaction within the time period allowed and as a result his filing was late. Mr. Bertholon failed to timely report one filing reporting four transactions. All required forms are now currently filed. SEC rules require the Company to disclose all known delinquent Section 16(a) filings by its officers, directors and ten percent stockholders in this Proxy Statement.

Executive Compensation

Compensation Discussion and Analysis

Overview of Compensation Program

Our Compensation Committee of the Board of Directors has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Compensation Committee ensures that the total compensation paid to our named executive officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to our named executive officers are similar to those provided to other officers and employees of the Company.

Throughout this Proxy Statement, the individuals who served as our Chief Executive Officer and Chief Financial Officer during Fiscal 2007, as well as the other individuals included in the Summary Compensation Table which are referred to as the “Named Executive Officers.”

Executive Compensation Objectives and Policies

The Board evaluates and sets the base salary for the CEO of the Company. The CEO evaluates and sets the base salaries for all other executive officers of the Company. However, the Compensation Committee reviews and approves all salaries above $120,000. In addition, the Compensation Committee evaluates and sets the parameters for the Executive Incentive Compensation Plan (“EICP”). The Compensation Committee of the Board also administers the Company’s 1992 and 1999 Stock Option Plans.

The major objective of the Company’s compensation program is to align compensation with business results. The Company’s program is designed to (1) attract, retain, and reward senior management who are able to meet and exceed business objectives, (2) tie a meaningful portion of compensation to the achievement of improved earnings growth and other business objectives, and (3) provide stock-based long term incentives to executives that directly link their compensation to stock appreciation. To this end, the components of the compensation program include base salary, results-based cash incentives, and, to a lesser extent, long-term equity-based rewards.

Principal Elements of Compensation.   The compensation program for our executive officers currently consists of the following three primary components:

•       Base salary—We provide a fixed base salary to our executive officers to compensate them for services provided to us during the fiscal year;

•       Cash incentive awards—We provide cash incentive awards to our executive officers which vary in amount depending upon the achievement of certain predetermined goals and objectives for the fiscal year as outlined under the EICP; and

•       Long-term equity incentive awards—We provide long-term equity incentive awards to our executive officers comprised of stock options, which are intended to reward them for prior and future performance, as well as to motivate them to stay with the Company and build stockholder value.

In addition to these elements of direct compensation, we provide our executive officers with certain perquisites, as well as other benefits generally available to all eligible employees, such as participation in our health and retirement plans.

Mix of Compensation.

We view the above-referenced components as related but having distinct attributes. Although the Compensation Committee does review total compensation, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on competitive benchmarking consistent with our recruiting and retention goals, our view of internal equity and consistency among officers at various levels within our organization, and other considerations we deem relevant, such as rewarding extraordinary performance.

Base Salary

The directors set the base salary for the CEO based upon the historical salary levels for the past five years, along with Company performance and prevailing foodservice industry conditions. The CEO sets base salary for each other executive officer, subject to the approval of the Compensation Committee for base salaries over $120,000, based on the relative level of responsibility of the respective position within the organization, and the base salaries paid to executives holding similar positions within the same industry. We seek to fix executive officer base compensation at a level we believe enables us to hire and retain individuals in a competitive environment, and also to reward satisfactory individual performance and contribution to our overall business goals.

Cash Incentive Compensation

Under Part I of the EICP, eligible executives have the opportunity to earn a specified percentage of division and/or Company operating income on the achievement of pre-determined objectives. The Board establishes the percentages and goals for the CEO on an annual basis, and the CEO establishes the percentages and the goals for each other eligible executive based on the responsibility of each executive position. The percentages so established for each executive is then applied to achievement of revenue and EBITDA targets, or a combination thereof, as deemed appropriate by the Board or the CEO, as the case may be. No performance-related incentive compensation is paid to these executives should the results of the division and/or the Company be unprofitable. For the 2007 fiscal year, the calculation provided for in the EICP entitled the three eligible executive officers (Messrs. Vilgrain, Hasselmann and Zilkowski) a performance bonus compensation amount of 100% of the target based on the formula under Part I. Mr. Bertholon’s targets were based on a subset of the targets and he earned 25%. Mr. Gregg and Mr. Kuo did not earn any performance bonus compensation for fiscal year 2007. The Company’s performance targets under the EICP were based on performance against prior year results, which the board and management felt were very aggressive and difficult to obtain. Under Part II of the EICP, the board also has the authority to grant an eligible executive a discretionary bonus equal to 25% of such individual’s base salary. To date, the board has not granted any discretionary bonuses under the EICP.

Long-Term Equity Incentive Awards

The 1992 Plan and 1999 Plan were established to provide additional incentive and reward to those executives who deliver the results that maximize stockholder value. Stock options valued at fair market value as of the date of grant provide potential rewards based on the Company’s future stock performance. Additionally, the option program for executives utilizes vesting periods to encourage key executives to continue their employment with the Company. One of the factors considered by the Compensation Committee in granting options is the relative level of responsibility of the executive officer’s position within the Company. In 2007 there were no incentive awards related to year-end results. Mr. Zilkowski received 40,000 options in connection with his employment with the Company, which were priced on April 2, 2007 at $7.24.

Option Grant Practices

The Committee is responsible for the administration and operation of our stock option plans. The following description sets forth those processes and practices that have been adopted in the administration of these plans.

•       Timing of Grants. The Board has recently only approved certain option grants related to employment contracts or new employment.

•       Approval of Grants. All option awards to be made to our directors and executive officers must be approved by the Committee. The Committee does solicit input from members of management related to certain option grants.

•       Determination of Grant Value or Exercise Price. The exercise price of any option grant is determined by reference to the fair market value of the shares, which is the closing price of our common stock on the American Stock Exchange on the date of grant or pursuant to an employment contract.

Perquisites

We did not provide substantial perquisites and personal benefits to our executive officers that are not otherwise available to other employees. Perquisites and other personal benefits provided to the executives in Fiscal 2007 are disclosed in the Summary Compensation Table. The perquisites primarily include car allowances.

Other Benefits Provided in Fiscal 2007

Health and Welfare Benefits.   Our executive officers are entitled to participate in all health and welfare plans that we generally offer to all of our eligible employees, which provide medical, dental, health, group term life insurance and disability benefits.

Retirement Benefits.   Our executive officers are entitled to participate in our retirement plans that are generally available to all eligible employees. The Committee believes that these retirement programs permit our executives to save for their retirement in a tax-effective manner at minimal cost to us and are of the kind typically offered by other companies against which we compete for executive talent.

•       401(k) Plan. We maintain the Cuisine Solutions, Inc. 401(k) Plan, which allows eligible participants to defer a portion of their income through payroll deductions, and we currently provide a $1 matching contribution for each $3 an employee contributes to the plan, up to 2% of the employee’s eligible compensation.

Stock Ownership Guidelines

Executive officers and other key employees are encouraged to maintain an equity ownership in the company in order to align their interests with the stockholders’ interests. We do not have a policy requiring that officers and key employees have any specific amount of ownership of our stock. However, as indicated above, the Committee believes that its executives and other officers should be provided an incentive to achieve our long-term strategic goals and objectives. These strategic goals and objectives are designed to increase total stockholder value. As such, the Committee annually reviews the entire compensation program and may allocate a portion of an officer’s compensation in the form of stock options.

Policy with Respect to Section 162(m) Deduction Limit

In light of the Company’s historical compensation practices, the Company has not adopted a policy with respect to deduction limits under Section 162(m) of the Internal Revenue Code of 1986, as amended.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth information regarding compensation earned by our Named Executive Officers for service to the Company during the fiscal year ended June 30, 2007, whether or not such amounts were paid in such year.

Name and Principal Position	Year	Salary ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation	All Other Compensation ($)		Total $
Stanislas Vilgrain, CEO and President	2007	$304,827	$0	$175,000	$7,927	(2)	$487,754
Ronald R. Zilkowski, CFO	2007	$51,923	$9,367	$22,500	$0		$83,790
L. Felipe Hasselmann, COO	2007	$177,019	$0	$95,000	$5,410	(3)	$277,429
Gerard J. Bertholon, Vice President of Sales	2007	$156,539	$0	$20,000	$50,477	(4)	$227,016
Thomas L. Gregg, former President	2007	$122,688	$0	$0	$0		$122,688
Y. Tristan Kuo, former CFO	2007	$107,385	$0	$0	$7,097	(5)	$114,482

(1)          This column reflects the dollar amounts that were recognized in Fiscal 2007 for financial statement reporting purposes under SFAS No. 123(R) with respect to option awards granted to our Named Executive Officers. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based conditions. For more information regarding our application of SFAS No. 123(R), including the assumptions used in the calculations of these amounts, please refer to Note 1 of Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on September 21, 2007. Because these amounts reflect accounting expenses for these awards, they do not necessarily correspond to the actual value that will be realized by the Named Executive Officers.

(2)          Consists of $7,300 car allowance and $627 in matching 401(k) contributions.

(3)          Consists of $5,410 car allowance.

(4)          Includes $8,465 car allowance, $1,832 in matching 401(k) contributions and $40,000 payment for his work with Five Leaf, an affiliated company.

(5)          Consists of $5,993 car allowance and $1,104 in matching 401(k) contributions.

Grants of Plan-Based Awards

The following Grants of Plan-Based Awards table provides additional information about cash incentive awards payable in Fiscal 2007 under the EICP. The table also includes information with regard to option awards granted to our Named Executive Officers during Fiscal 2007 pursuant to our 1999 Plan. The Company does not have any performance-based equity incentive award plans and has therefore omitted the corresponding columns.

Name	Grant Date	Estimated Possible Payouts Under Non- Equity Incentive Awards Target(1)	All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)(2)
Stanislas Vilgrain, CEO and President		$306,250	0	$0	$0
Ronald R. Zilkowski, CFO	4/2/07	$39,375	40,000	$7.24	$112,400
L. Felipe Hasselmann, COO		$95,000	0	$0	$0
Gerard J. Bertholon, Vice President of Sales		$140,000	0	$0	$0
Thomas L. Gregg, Former President		$219,000	0	$0	$0
Y. Tristan Kuo, Former CFO		$166,000	0	$0	$0

(1)          Amounts in these columns represent the target estimated possible payouts under the EICP that could have been earned by our Named Executive Officers in Fiscal 2007. There is a maximum of 175% of the yearly bonus included in the EICP.

(2)          The grant date present value of these option grants was determined using a Black-Scholes option pricing model. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures service-based conditions. For more information please refer to Note 7 of Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on September 21, 2007, for the relevant assumptions used to determine the valuation of our option awards.

Our Compensation Committee authorized the grant of the stock option to Mr. Zilkowski. The exercise price of the stock options that were awarded was $7.24 per share, the closing price of our Common Stock on the grant date as reported on AMEX. The terms of the options provide for vesting in four equal annual installments commencing from the date of grant. The options have a 10-year life. There are no acceleration triggers in the vesting schedule of the option except as may be granted in the future at the discretion of the board.

Outstanding Equity Awards at Fiscal Year-End

The following table shows for the fiscal year ended June 30, 2007, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)	Option Expiration Date
Stanislas Vilgrain, CEO and President	50,000	—	$.6562	10/28/08
	75,000	—	$1.125	08/06/09
	75,000	—	$1.125	10/01/10
	75,000	—	$.85	10/17/11
	37,500	—	$.25	10/22/12
Ronald R. Zilkowski, CFO	10,000	30,000	$7.24	04/02/17
L. Felipe Hasselmann, COO	110,000	—	$.95	12/23/13
Gerard J. Bertholon, Vice President of Sales	25,000	—	$1.125	08/06/09
	7,747	—	$1.125	10/01/10
	25,000	—	$.85	10/17/11
	10,000	—	$.25	10/22/12
	300,000	—	$.95	12/23/13
Thomas L. Gregg, Former President	27,716	—	$.01	01/01/14
	125,000	—	$.8476	01/01/14
	45,566	—	$.01	07/01/14
	23,286	—	$.01	01/03/15
	10,758	—	$.01	06/27/15
	7,276	—	$.01	010/3/16
	12,401	—	$.01	07/01/16
Y. Tristan Kuo, Former CFO	0	—	$.00

Option Exercises

The following table sets forth information regarding stock options exercised by our Named Executive Officers during Fiscal 2007:

Option Awards
Name(a)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Stanislas Vilgrain, CEO and President	—	$—
Ronald R. Zilkowski, CFO	—	$—
L. Felipe Hasselmann, COO	—	$—
Gerard J. Bertholon, Vice President of Sales	—	$—
Thomas L. Gregg, Former President	46,900	$283,555
Y. Tristan Kuo, Former CFO	—	$—

Non-Qualified Deferred Compensation

We did not maintain any non-qualified deferred compensation plans for our Named Executive Officers during Fiscal 2007.

Pension Benefits

We did not maintain any defined benefit plans or other plans with specified retirement benefits for our Named Executive Officers or our employees during Fiscal 2007.

Potential Payments Under Employment, Severance and Change-of-Control Agreements

There are no payments that the Company would be required to make in the event that any of the Named Executive Officers were terminated with or without cause or by the employee for good reason, or upon a change of control. The 1992 and 1999 Stock Option plans do give the authority to the Board of Directors to accelerate the vesting of options upon a change of control.

Director Compensation

The following table shows for the fiscal year ended June 30, 2007, certain information with respect to the compensation of all directors of the Company.

Name(1)	Fees Earned or Paid in Cash ($)(1)		Total ($)
Jean-Louis Vilgrain	$79,000	(2)	$79,000
Stanislas Vilgrain	$0		$0
Sebastien Vilgrain	$0		$0
Charles C. McGettigan	$16,000		$16,000
Robert van Roijen	$16,000		$16,000
John D. Firestone	$13,000		$13,000
Robert N. Herman	$13,000		$13,000

(1)          Fees earned and paid in cash consist of board fees and being a member of the compensation and/or audit committee. Independent board members receive an annual fee of $10,000 and $3,000 for each committee.

(2)          Consists of a pro-rata portion of an annual Chairman fee of $120,000 which became effective November 4, 2006.

Other than the Chairman, directors who are not independent are not compensated for their services on the Board of Directors.

Compensation Committee Report(1)

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for Fiscal 2007 with management, and has recommended to our Board of Directors that the CD&A be included in our proxy statement for Fiscal 2007, and be incorporated by reference in our Annual Report on Form 10-K for Fiscal 2007 for filing with the Securities and Exchange Commission.

Mr. McGettigan, Chairman
Mr. van Roijen
Mr. Firestone
Compensation Committee Members

(1)          The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the 1933 Act or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Certain Related Person Transactions

The Company maintained a line-of-credit with Bank of Charles Town in West Virginia for $5,000,000 and the line-of-credit was secured by the Company’s U.S. accounts receivable and inventory and further guaranteed by Food Investors Corporation’s (“FIC”) real estate. Jean-Louis Vilgrain, our Chairman, is the Chief Executive Officer of FIC. In addition, he Stanislas Vilgrain, our Chief Executive Officer, President and director, and Sebastien Vilgrain, our director, each have an ownership interest in FIC. As a result, FIC is considered an affiliate of the Company. During fiscal year 2007, the Company paid FIC $75,000 as compensation for its guarantee on this line-of-credit. This line of credit was terminated on June 17, 2007.

On June 15, 2007, the Company entered into two separate lines of credit with Branch Banking and Trust Company with a total maximum borrowing amount of $13.5 million. One of the lines of credit, with a maximum borrowing amount of $6 million and a maturity of June 15, 2010, is guaranteed by FIC and secured by real estate owned by FIC.

Related-Person Transactions policy and Procedures

Although the Company does not have a written related-person transactions policy, the full Board of Directors reviews all relationships and transactions in which the Company and the directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s proxy statement. In addition, the Board of Directors reviews and approves or ratifies any related person transaction that is required to be disclosed. Any member of the Board of Directors who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Cuisine Solutions, Inc. stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. If you do not have a broker, you may direct your written request to Cuisine Solutions, Inc., Ronald Zilkowski, Chief Financial Officer, 85 South Bragg Street, Suite 600, Alexandria, Virginia 22312 or contact Mr. Zilkowski at (703)270-2900. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

It is important that the proxies be returned promptly and that your shares be represented in the Annual Meeting. Stockholders are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

A copy of the Company’s 2007 Annual Report to Stockholders accompanies this Proxy Statement. The Company filed an Annual Report for its fiscal year ended June 30, 2007 on Form 10-K with the SEC on September 21, 2007. STOCKHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K BY WRITING TO Ronald Zilkowski, Chief Financial Officer, Corporate Secretary and Treasurer of the Company at 85 South Bragg Street, Suite 600, Alexandria, Virginia 22312. An electronic version of the Annual Report, Form 10-K and Proxy Statement will also be available on-line through the Company’s Internet web site (http://www.cuisinesolutions.com).

By Order of the Board of Directors
Ronald R. Zilkowski
Secretary

October 9, 2007

Exhibit A

CUISINE SOLUTIONS, INC.

2007 EQUITY INCENTIVE PLAN

APPROVED BY BOARD:  AUGUST 3, 2007

APPROVED BY STOCKHOLDERS:                        ,  200

TERMINATION DATE:  AUGUST 2, 2017

1.   GENERAL.

(a)   Eligible Award Recipients.   The persons eligible to receive Awards are Employees, Directors and Consultants.

(b)   Available Awards.   The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, (v) Stock Appreciation Rights, (vi) Performance Stock Awards, and (vii) Other Stock Awards.

(c)   General Purpose.   The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2.   ADMINISTRATION.

(a)   Administration by Board.   The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)   Powers of Board.   The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)    To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; and (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii)   To construe and interpret the Plan and Awards, and to establish, amend and revoke rules and regulations for the Plan’s administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii)  To settle all controversies regarding the Plan and Awards.

(iv)  To accelerate the time at which a Stock Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v)    To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi)  To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and to bring the Plan and/or Stock Awards into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan, but only to the extent required by applicable law or listing requirements. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

(viii)     To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that the Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without the affected Participant’s consent, the Board may amend the terms of any one or more Awards if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

(ix)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)    To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(xi)  To effect, at any time and from time to time, with the consent of any adversely affected Optionholder, (A) the reduction of the exercise price of any outstanding Option under the Plan; (B) the cancellation of any outstanding Option under the Plan and the grant in substitution therefor of (1) a new Option under the Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (2) a Restricted Stock Award (including a stock bonus), (3) a Stock Appreciation Right, (4) Restricted Stock Unit, (5) an Other Stock Award, (6) cash and/or (7) other valuable consideration (as determined by the Board, in its sole discretion); or (C) any other action that is treated as a repricing under generally accepted accounting principles.

(c)   Delegation to Committee.

(i)    General.   The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated to the Committee, Committees, subcommittee or subcommittees.

(ii)   Section 162(m) and Rule 16b-3 Compliance.   In the sole discretion of the Board, the Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (A) delegate to a Committee which need not consist of Outside Directors the authority to grant Awards to eligible persons who are either (1) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (B) delegate to a Committee which need not consist of Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d)   Delegation to an Officer.   The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options (and, to the extent permitted by applicable law, other Stock Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 2(d), the Board may not delegate to an Officer authority to determine the Fair Market Value pursuant to Section 13(v)(ii) below.

(e)   Effect of Board’s Decision.   All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3.   SHARES SUBJECT TO THE PLAN.

(a)   Initial Share Reserve.   Subject to the provisions of Section 9 relating to adjustments upon changes in stock, the aggregate number of shares of Common Stock of the Company that may be issued pursuant to Stock Awards after the Effective Date shall not exceed one million six hundred thousand (1,600,000) shares.

(b)   Evergreen Feature.   The share reserve described in subsection 3(a) shall be subject to an annual increase to be added on the first day of the fiscal year of the Company for a period of ten (10) years, commencing on June 29, 2008 and ending on June 25, 2017, equal to the lesser of (i) one percent (1%) of the shares of Common Stock outstanding on each such Calculation Date (rounded down to the nearest whole share); or (ii) two hundred fifty thousand  (250,000) shares of Common Stock. For this purpose, the term “Calculation Date” means the last day of the immediately preceding fiscal year of the Company. Notwithstanding the foregoing, the Board may act, prior to the first day of any fiscal year of the Company, to increase the share reserve by such number of shares of Common Stock as the Board shall determine, which number shall be less than each of (i) and (ii).

For clarity, the limitation in this Section is a limitation in the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section does not limit the granting of Stock Awards except as provided in subsection 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASD Rule 4350(i)(1)(A)(iii) or, if applicable, NYSE Listed Company Manual Section 303A.08, or AMEX Company Guide Section 711 and such issuance shall not reduce the number of shares available for issuance under the Plan.

(c)   Reversion of Shares to Share Reserve.   If a Stock Award (i) expires or otherwise terminates without having been exercised in full or (ii) is settled in cash (i.e., the holder of the Stock Award receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares Common Stock that may be issued pursuant to the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares which are forfeited shall revert to and again become available for issuance under the Plan. Also, any shares reacquired by the Company pursuant to subsection 8(g) or as consideration for the exercise of an Option shall again become available for issuance under the Plan. Notwithstanding the provisions of this subsection 3(c), any shares that have been issued shall not be subsequently re-issued pursuant to the exercise of Incentive Stock Options.

(d)   Incentive Stock Option Limit.   Notwithstanding anything to the contrary in this Section 3(d), subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be one million six hundred thousand (1,600,000) shares of Common Stock.

(e)   Section 162(m) Limitation on Annual Grants.   Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted during any calendar year Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award is granted covering more than two hundred thousand  (200,000) shares of Common Stock.

(f)    Source of Shares.   The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the market or otherwise.

4.   ELIGIBILITY.

(a)   Eligibility for Specific Stock Awards.   Incentive Stock Options may be granted only to employees of the Company or a parent corporation or subsidiary corporation (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b)   Ten Percent Stockholders.   A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c)   Consultants.   A Consultant shall be eligible for the grant of a Stock Award only if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is a natural person, or because of any other rule governing the use of Form S-8.

5.   OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

(a)   Term.   Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Option Agreement.

(b)   Exercise Price.   Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option if such Option is granted pursuant to an assumption of or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code (whether or not such options are Incentive Stock Options).

(c)   Consideration.   The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 5(c) are:

(i)    by cash, check, bank draft or money order payable to the Company;

(ii)   pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)  by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)  by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations;  or

(v)    in any other form of legal consideration that may be acceptable to the Board.

(d)   Transferability of Options.   The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

(i)    Restrictions on Transfer.   An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder; provided, however, that the Board may, in its sole discretion, permit transfer of the Option in a manner consistent with applicable tax and securities laws upon the Optionholder’s request.

(ii)   Domestic Relations Orders.   Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order, provided, however, that an Incentive Stock Option may be deemed to be a Nonqualified Stock Option as a result of such transfer.

(iii)  Beneficiary Designation.   Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be the beneficiary of an Option with the right to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise.

(e)   Vesting Generally.   The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 5(e) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(f)    Termination of Continuous Service.   Except as otherwise provided in the applicable Option Agreement or other agreement between the Optionholder and the Company, in the event that an Optionholder’s Continuous Service terminates (other than for Cause or upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(g)   Extension of Termination Date.   An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than for Cause or upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

(h)   Disability of Optionholder.   In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(i)    Death of Optionholder.   In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated as the beneficiary of the Option upon the Optionholder’s death, but only within the period ending on the earlier of (A) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (B) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate. If the Optionholder designates a third party beneficiary of the Option in accordance with Section 5(d)(iii), then upon the death of the Optionholder such designated beneficiary shall have the sole right to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise.

(j)    Termination for Cause.   Except as explicitly provided otherwise in an Optionholder’s Option Agreement, in the event that an Optionholder’s Continuous Service is terminated for Cause, the Option shall terminate upon the termination date of such Optionholder’s Continuous Service, and the Optionholder shall be prohibited from exercising his or her Option from and after the time of such termination of Continuous Service.

(k)   Non-Exempt Employees.   No Option granted to an Employee that is a non-exempt employee for purposes of the Fair Labor Standards Act shall be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

(l)    Early Exercise.   The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

6.   PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a)   Restricted Stock Awards.   Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)    Consideration.   A Restricted Stock Award may be awarded in consideration for (A) past or future services actually or to be rendered to the Company or an Affiliate, or (B) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii)   Vesting.   Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii)  Termination of Participant’s Continuous Service.   In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv)  Transferability.   Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(b)   Restricted Stock Unit Awards.   Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)    Consideration.   At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii)   Vesting.   At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)  Payment.   A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)  Additional Restrictions.   At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)    Dividend Equivalents.   Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi)  Termination of Participant’s Continuous Service.   Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(vii) Compliance with Section 409A of the Code.   Notwithstanding anything to the contrary set forth herein, any Restricted Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Restricted Stock Unit Award will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Restricted Stock Unit Award Agreement evidencing such Restricted Stock Unit Award. For example, such restrictions may include, without limitation, a requirement that any Common Stock that is to be issued in a year following the year in which the Restricted Stock Unit Award vests must be issued in accordance with a fixed pre-determined schedule.

(c)   Stock Appreciation Rights.   Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Stock Appreciation Rights may be granted as stand-alone Stock Awards or in tandem with other Stock Awards. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)    Term.   No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Stock Appreciation Right Agreement.

(ii)   Strike Price.   Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant.

(iii)  Calculation of Appreciation.   The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right.

(iv)  Vesting.   At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

(v)    Exercise.   To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vi)  Payment.   The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vii) Termination of Continuous Service.   In the event that a Participant’s Continuous Service terminates (other than for Cause), the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (A) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (B) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(viii) Termination for Cause.   Except as explicitly provided otherwise in an Participant’s Stock Appreciation Right Agreement, in the event that a Participant’s Continuous Service is terminated for Cause, the Stock Appreciation Right shall terminate upon the termination date of such Participant’s Continuous Service, and the Participant shall be prohibited from exercising his or her Stock Appreciation Right from and after the time of such termination of Continuous Service.

(ix)  Compliance with Section 409A of the Code.   Notwithstanding anything to the contrary set forth herein, any Stock Appreciation Rights granted under the Plan that are not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Stock Appreciation Rights will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. For example, such restrictions may include, without limitation, a requirement that a Stock Appreciation Right that is to be paid wholly or partly in cash must be exercised and paid in accordance with a fixed pre-determined schedule.

(d)   Performance Stock Awards.   A Performance Stock Award is a Stock Award that may be granted, may vest, or may be exercised based upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum number of shares that may be granted to any Participant in a calendar year attributable to Stock Awards described in this Section 6(d) shall not exceed Two hundred thousand (200,000) shares of Common Stock. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(e)   Other Stock Awards.   Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.   COVENANTS OF THE COMPANY.

(a)   Availability of Shares.   During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b)   Securities Law Compliance.   The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

(c)   No Obligation to Notify.   The Company shall have no duty or obligation to any holder of a Stock Award to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8.   MISCELLANEOUS.

(a)   Use of Proceeds from Sales of Common Stock.   Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b)   Corporate Action Constituting Grant of Stock Awards.   Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c)   Stockholder Rights.   No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has exercised the Stock Award pursuant to its terms and the Participant shall not be deemed to be a stockholder of record until the issuance of the Common Stock pursuant to such exercise has been entered into the books and records of the Company.

(d)   No Employment or Other Service Rights.   Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or in connection with any Award granted pursuant to the Plan shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)   Incentive Stock Option $100,000 Limitation.   To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f)    Investment Assurances.   The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g)   Withholding Obligations.   Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii)  withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; or (iv) by such other method as may be set forth in the Award Agreement.

(h)   Electronic Delivery.   Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(i)    Deferrals.   To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee. The Board is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j)    Compliance with Section 409A of the Code.   To the extent that the Board determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Board determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

9.   ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a)   Capitalization Adjustments.   In the event of a Capitalization Adjustment, the Board shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to

Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 3(d) and 6(d), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b)   Dissolution or Liquidation.   Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)   Corporate Transaction.   The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. If there is a Corporate Transaction, then the Board, or the board of directors of any corporation or entity assuming the obligations of the Company, shall take any one or more of the following actions as to outstanding Stock Awards in its sole and absolute discretion:

(i)    Stock Awards May Be Continued, Assumed or Substituted.   Any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award, or may assume, continue or substitute some Stock Awards and not others. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 2.

(ii)   Accelerated Vesting of Stock Awards.   The vesting of any or all Stock Awards (and, with respect to Options and Stock Appreciation Rights, the time at which such Stock Awards may be exercised) may be accelerated in full or in part to a date on or prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board shall determine, and the Board may further determine that any reacquisition or repurchase rights held by the Company with respect to a Stock Award shall lapse in full or in part as of a date on or prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction).

(iii)  Termination of Stock Awards.   The Board may provide that all Stock Awards (including vested Awards that are not exercised) shall immediately terminate and be of no further force or effect as of the effective time of the Corporate Transaction.

(iv)  Payment for Stock Awards in Lieu of Exercise.   The Board may provide that the holder of a Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award), over (B) any exercise price payable by such holder in connection with such exercise.

(d)   Change in Control.   A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

10.   TERMINATION OR SUSPENSION OF THE PLAN.

(a)   Plan Term.   Unless sooner terminated by the Board pursuant to Section 2, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)   No Impairment of Rights.   Termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11.   EFFECTIVE DATE OF PLAN.

This Plan shall become effective on the Effective Date.

12.   CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

13.   DEFINITIONS.   As used in the Plan, the definitions contained in this Section 13 shall apply to the capitalized terms indicated below:

(a)   “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b)   “Award” means a Stock Award.

(c)   “Board” means the Board of Directors of the Company.

(d)   “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company. Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.

(e)   “Cause” shall have the meaning set forth in any employment agreement or offer letter between a Participant and the Company or an Affiliate to the extent then effective; provided, however, that if any such employment agreement or offer letter does not contain a definition of “Cause,” then the term shall mean with respect to a Participant, the occurrence of any of the following events:  (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv)  such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated by reason of dismissal without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(f)    “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii)   there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)  the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation; or

(iv)  there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition.

For the avoidance of doubt, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(g)   “Code” means the Internal Revenue Code of 1986, as amended.

(h)   “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(i)    “Common Stock” means the common stock of the Company.

(j)    “Company” means Cuisine Solutions, Inc., a Delaware corporation.

(k)   “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(l)    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(m)  “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)    a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)   a sale or other disposition of at least fifty percent (50%) of the outstanding securities of the Company;

(iii)  the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)  the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(n)   “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code and the regulations promulgated thereunder.

(o)   “Director” means a member of the Board.

(p)   “Disability” means, with respect to a Participant,  the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Section 22(e)(3) and 409A(a)(2)(c)(i) of the Code.

(q)   “Effective Date” means [Date], but no Common Stock shall be issued pursuant to an Award unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

(r)   “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(s)   “Entity” means a corporation, partnership, limited liability company or other entity.

(t)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u)   “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date of the Plan as set forth in Section 11, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(v)   “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

(ii)   In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(w)   “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(x)   “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the

Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(y)   “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(z)   “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(bb) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(cc) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if permitted under the terms of this Plan, such other person who holds an outstanding Option.

(dd) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ee) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ff)   “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(gg) “Own,” “Owned,” “Owner,” “Ownership”  A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(hh) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ii)   “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii)

pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii) stockholders’ equity; and (xxviii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(jj)   “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. At the time of the grant of any Award, the Board is authorized to determine whether, when calculating the attainment of Performance Goals for a Performance Period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

(kk) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(ll)   “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(d).

(mm) “Plan” means this Cuisine Solutions, Inc. 2007 Equity Incentive Plan.

(nn) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(oo) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(pp) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(qq) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(rr) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ss) “Securities Act” means the Securities Act of 1933, as amended.

(tt)   “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 6(c).

(uu) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(vv) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(ww) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(xx) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital) of more than fifty percent (50%).

(yy) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

Exhibit B

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF
CUISINE SOLUTIONS, INC.

CUISINE SOLUTIONS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), hereby certifies that:

FIRST:   The name of the corporation is Cuisine Solutions, Inc.

SECOND:   The original Certificate of Incorporation of the Company was filed with the Secretary of State of the State of Delaware on November 20, 1974, under the name Vie De France Corporation. On February 18, 1975, the Company filed a Certificate of Amendment. On October 20, 1977, the Company filed a Restated Certificate of Incorporation. On April 27, 1981, the Company filed a Certificate of Amendment. On December 30, 1983, the Company filed a Certificate of Amendment. On December 30, 1983, the Company filed two Certificates of Amendment. On February 25, 1988, the Company filed a Certificate of Amendment. On November 4, 1997, the Company filed a Certificate of Amendment.

THIRD:   This Second Amended and Restated Certificate of Incorporation amends and restates the Restated Certificate of Incorporation of the Company, as amended, by, among other things, amending Article THIRD and Article FOURTH.

FOURTH:   That the Board of Directors of the Company, acting in accordance with the provisions of Section 242 of the Delaware General Corporation Law, has adopted resolutions proposing and declaring this Second Amended and Restated Certificate of Incorporation advisable and in the best interests of the Company and directing that it be submitted to and considered by the stockholders of the Company in accordance with the provisions of Section 245 of the Delaware General Corporation Law.

FIFTH:   Thereafter pursuant to a resolution of the Board of Directors, this Second Amended and Restated Certificate was submitted to the stockholders of the Company for their approval, and was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

SIXTH:   The text of the Restated Certificate of Incorporation, as amended, is hereby amended and restated in its entirety to provide as herein set forth in full:

“FIRST:   The name of this corporation is Cuisine Solutions, Inc.

SECOND:   The address of the registered office of the corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, and the name of the registered agent of the corporation in the State of Delaware at such address is the The Prentice-Hall Corporation System, Inc.

THIRD:   The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

FOURTH:

(a)    This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares which the corporation is authorized to issue is Forty Million Shares (40,000,000) shares. Thirty-Eight Million (38,000,000) shares shall be Common Stock, each having a par value of one cent ($.01). Two Million (2,000,000) shares shall be Preferred Stock, each having a par value of one cent ($.01).

(b)   The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide for the issue of all of any of the shares of the

Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the Delaware General Corporation Law. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

FIFTH:   Notwithstanding any other provision of this Certificate of Incorporation, whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware many, on the application in a summary way of this corporation or of any creditors or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of the Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

SIXTH:   The By-Laws of the corporation may be altered, changed, added to or repealed by the Board of Directors from time to time as in its judgment shall be deemed fitting and proper, without the vote and assent of the stockholders.

SEVENTH:

(a)    The corporation shall indemnify and hold harmless to the fullest extent authorized or permitted by the laws of the State of Delaware, as the same exists or hereinafter may be amended (but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide better indemnification rights than said laws permitted the corporation to provide prior to such amendment), any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, domestic or foreign, including service with respect to employee benefit plans (hereinafter, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, against expenses, attorneys’ fees, court costs, judgments, fines, ERISA excise taxes or penalties, amounts paid in settlement and other liabilities or losses actually and reasonably incurred or suffered by such Indemnitee in connection with such proceeding and shall advance expenses incurred by such indemnitee in connection therewith to the full extent authorized or permitted by the laws of the State of Delaware as the same exists or hereinafter may be amended (but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide better indemnification rights than said laws permitted the corporation to provide prior to such amendment), and such indemnification shall continue as to an indemnitee who has ceased to be as director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators, provided, however, that, except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter, an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking (hereinafter, an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter, a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise, and provided further, that an advancement of expenses incurred by an employee other than a director or officer in advance of the final disposition of a proceeding shall be made, unless otherwise determined by the Board of Directors, only upon delivery to the corporation of any undertaking by or on behalf of such employee to the same effect as any undertaking required to be delivered by a director or officer.

(b)   If a claim under paragraph (a) of this Article is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), it shall be a defense that, and in any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee to enforce a right to an advancement of expenses, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the corporation.

(c)    The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(d)   The corporation may maintain insurance, at its expense to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

(e)    The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any agent of the corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors, officers and employees of the corporation.

EIGHTH:   A director shall have no personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; however, the foregoing provision shall not eliminate the liability of a director (i) for breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article EIGHTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article EIGHTH by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.”

IN WITNESS WHEREOF, Cuisine Solutions, Inc. has caused this Second Amended and Restated Certificate of Incorporation to be signed and executed in its corporate name by its duly authorized officer and representative, who declares, affirms, acknowledges and certifies under the penalties of perjury, that this is his free act and deed and that the facts stated herein are true as of                  , 2007.

CUISINE SOLUTIONS, INC.

By:
Name:	Stanislas Vilgrain
Title:	President and Chief Executive Officer

PROXY	PROXY

CUISINE SOLUTIONS, INC.

(THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

The undersigned holder of Common Stock of CUISINE SOLUTIONS, INC. (the “Company”), revoking all proxies heretofore given, hereby constitutes and appoints Jean-Louis Vilgrain and Stanislas Vilgrain and each of them, as proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to represent and to vote all of the undersigned’s shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the 2007 Annual Meeting of Stockholders of the Company, to be held at the offices of Cooley Godward Kronish, LLP at the location of One Freedom Square, Reston Town Center, 11951 Freedom Drive, Reston, VA  20190-5656, on Thursday, October 25, 2007 at 10:00 A.M., local time, and at any adjournments or postponements thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Proxies on any other matter that may come before the meeting.  Where no choice is specified, this Proxy will be voted FOR all listed nominees to serve as directors and FOR the other proposals set forth on the reverse side.

PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE

The Board of Directors Recommends	Please mark your votes like this in blue or black ink	☒
a vote FOR its nominees listed in Proposal 1 and FOR Proposal 2, Proposal 3A, Proposal 3B and Proposal 3C.

1. Election of Eight Directors:	FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all listed nominees below
	☐	☐

Nominees:	Jean-Louis Vilgrain, Stanislas Vilgrain, Charles C. McGettigan, Sebastien Vilgrain, Robert van Roijen, Hugues Prince, John D. Firestone, and Robert N. Herman
(Instruction: To withhold authority to vote for any individual nominee, cross out that nominee’s name in the list provided above.)

2.	Proposal to approve the Cuisine Solutions, Inc. 2007 Equity Incentive Plan.
FOR ☐	AGAINST ☐	ABSTAIN ☐

3A.	Proposal to approve the proposed amendment to the Company’s restated certificate of incorporation to increase the authorized number of shares of capital stock from 20,000,000 to 40,000,000 shares
FOR ☐	AGAINST ☐	ABSTAIN ☐

3B.

Proposal to approve the proposed amendment to the Company’s restated certificate of incorporation to authorize the issuance of two classes of stock to be designated, respectively, common stock and preferred stock, of which 38,000,000 shall be designated common stock and 2,000,000 shall be designated blank-check preferred stock

FOR ☐	AGAINST ☐	ABSTAIN ☐

3C.	Proposal to approve the proposed amendment to the Company’s restated certificate of incorporation to restate the Company’s business purpose
FOR ☐	AGAINST ☐	ABSTAIN ☐

The proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting.

The shares represented by this proxy will be voted in the manner directed.  In the absence of any direction, the shares will be voted FOR each nominee named in Proposal 1, FOR Proposal 2, FOR Proposal 3A, FOR Proposal 3B, and FOR Proposal 3C and in accordance with their discretion on such other matters as may properly come before the meeting.

Dated:	,	2007

Signature(s)

(Signature(s) should conform to names as registered.  For jointly owned shares, each owner should sign.  When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title.)

PLEASE MARK AND SIGN ABOVE AND RETURN PROMPTLY